Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 (770) 481-0305 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

March 14, 2005

Investor Relations Contacts:
EPOCH Financial	(888) 917-5109
Todd Atenhan	tatenhan@epochfinancial.com
Valerie Kimball	vkimball@epochfinancial.com

Jameson Inns, Inc. Reports

•	Fourth Quarter and 2004 Financial Results
•	RevPAR Increases
•	High Speed Internet Roll-out Completed
•	Three Signature Inn Conversions Completed

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), owner and operator of Jameson Inn and Signature Inn hotels, today announced financial results for the quarter and year ended December 31, 2004.

Recent Highlights

•	For the quarter, overall RevPAR increased 4.8%, the Jameson Inn brand RevPAR increased 7.8%.
•	For the year, overall RevPAR increased 3.1%, the Jameson Inn brand RevPAR increased 5.4%.
•	The Company completed the rollout of high speed internet access and computers in the lobby at nearly all of its hotels.
•	Three of the Signature Inn conversions to the Jameson Inn brand are substantially complete.

Operating Results

During fourth quarter 2004, the Company’s hotels included in continuing operations earned lodging revenues of approximately $18.7 million compared to lodging revenues of approximately $19.0 million in fourth quarter 2003. This decrease is due to an overall decrease in occupancy and fewer rooms available, offset by an increase in ADR. Lodging revenues in 2003 were earned by Kitchin Hospitality, LLC, the lessee of the Inns. All of the Company’s hotels were under lease to Kitchin Hospitality, LLC in 2003.

•	The Jameson Inn occupancy rate increased slightly to 50.7% during fourth quarter 2004 from 50.6% in 2003. ADR for Jameson Inn brand increased 7.5% in fourth quarter 2004 as compared to fourth quarter 2003. The increase in occupancy and ADR resulted in a RevPAR increase of 7.8%.

•	The Signature Inn occupancy rate decreased to 33.1% in fourth quarter 2004 from 36.1% in fourth quarter 2003. ADR for the Signature Inn brand increased to $69.29 during the fourth quarter 2004 from $67.34 in the fourth quarter 2003, an increase of 2.9%. The decline in occupancy, slightly offset by the increase in ADR resulted in a RevPAR decrease of 5.7%.

•	Overall, quarter over quarter combined Jameson and Signature RevPAR increased 4.8%.

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For full year 2004, the Company’s hotels included in continuing operations earned lodging revenues of approximately $82.6 million compared to lodging revenues of approximately $82.8 million for 2003. This slight decrease is due to fewer rooms available, offset by an overall increase in occupancy and an increase in ADR.

•	During 2004, the occupancy rate for the Jameson Inn brand increased to 55.5% from 54.5% during 2003. ADR for the Jameson Inn brand increased approximately 3.4% in 2004 compared to 2003. The increase in occupancy and ADR resulted in a 5.4% increase in RevPAR.

•	During 2004, the Signature Inn brand increased ADR to $66.73 from $65.55 in 2003, an increase of 1.8%. Occupancy rate for Signature decreased to 40.1% in 2004 from 42.9% in 2003. The decline in occupancy, slightly offset by the increase in ADR, resulted in a RevPAR decline of 4.9%.

•	Overall, year over year combined Jameson and Signature RevPAR increased 3.1%.

Financial Results

The Company reported a net loss attributable to common stockholders of $7.8 million for the quarter compared to a net loss of $4.0 million in fourth quarter 2003. The increase in the loss was primarily due to an impairment charge of $2.3 million taken on four Signature Inns held for sale, income tax expense of $3.3 million to record a complete valuation allowance for the Company’s deferred tax asset, partially offset by the elimination in the fourth quarter of 2004 of the preferred dividends of $1.7 million paid in the fourth quarter of 2003 due to the redemption of the preferred stock in August 2004.

For the year the Company recorded a net loss attributable to common stockholders of $34.1 million compared to a net loss of $7.5 million for all of 2003. The increase in the loss is primarily due to the following three items.

•	A one-time $9.0 million lease termination charge as a result of the acquisition of Kitchin Hospitality.

•	A $6.6 million impairment charge related to Signature Inns held for sale.

•	A one-time $16.0 million non-cash charge related to the redemption of preferred stock in August 2004.

Effective January 1, 2004, the Company relinquished its status as a REIT for federal income tax purposes and became a taxable corporation. As a REIT, the Company did not record income taxes or related deferred taxes for financial reporting purposes. A deferred tax benefit of approximately $1.4 million, net of a valuation allowance of $0.1 million, was recorded to establish the Company’s initial deferred tax asset resulting from the difference in basis of its assets and liabilities for financial reporting and income tax purposes as a result of the change in taxable status. An additional valuation allowance of approximately $6.0 million was recorded in 2004 based on the Company’s review of its estimate of realization of deferred tax assets. The Company has not recognized any income tax benefit for 2004 related to its taxable loss since the Company is uncertain whether there will be sufficient taxable income in future periods to allow for the utilization of the net deferred tax assets.

“2004 was a restructuring and transitional year for us. We accomplished a lot in completing the acquisition of Kitchin Hospitality, LLC, raising $83 million of common equity and redeeming $76 million in preferred stock. We took several non-cash charges during the year, but have positioned the Company well going into 2005 and beyond”, stated Thomas W. Kitchin, Chairman and Chief Executive Officer of Jameson Inns, Inc. “The outlook for the industry remains positive with most industry analysts predicting continued RevPAR gains for the foreseeable future”, added Kitchin.

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Reconciliation of Net Loss to EBITDA

The Company considers EBITDA to be an indicator of operating performance because it can be used to measure its ability to service debt, fund capital expenditures and expand its business. EBITDA is defined as income before interest expense, income tax expense, preferred stock dividends, depreciation and amortization and certain non-recurring items. The lease termination costs and the redemption of preferred stock incurred in 2004 are considered “non-recurring” under relevant SEC guidelines.

This information should not be considered as an alternative to any measure of performance as promulgated under U.S. generally accepted accounting principles (GAAP), nor should it be considered as an indicator of the Company’s overall financial performance. The Company’s calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

	Three Months Ended December 31, 2004			Year Ended December 31, 2004
	(dollars in thousands)			(dollars in thousands)
	As Reported	Continuing Operations	Discontinued Operations	As Reported	Continuing Operations	Discontinued Operations
Net loss attributable to common stockholders	$(7,754)	$(2,980)	$(4,774)	$(34,106)	$(26,329)	$(7,777)
Depreciation	3,150	3,150	—	13,903	13,097	806
Lease termination	—	—	—	8,954	8,954	—
Interest expense	2,842	2,538	304	11,611	10,244	1,367
Income tax expense	3,320	1,405	1,915	—	—	—
Preferred dividends	—	—	—	4,372	4,372	—
Loss on redemption of preferred stock	—	—	—	15,955	15,955	—

EBITDA	$1,558	$4,113	$(2,555)	$20,689	$26,293	$(5,604)

The items listed below have not been included as adjustments in the above calculation of EBITDA:

Gain on sale of property & equipment	$(34)	$(34)	$—	$(802)	$(767)	$(35)
Early extinguishments of mortgage notes	34	34	—	66	66	—
Loss on impairment of real estate	2,254	—	2,254	6,648	50	6,598
Stock based compensation expense	105	105	—	400	400	—
Straight line rent adjustment	—	—	—	102	102	—

	$2,359	$105	$2,254	$6,414	$(149)	$6,563

The Company uses EBITDA to measure the financial performance of its operations because it excludes interest, preferred dividends, income taxes, and depreciation, which bear little or no relationship to operating performance. EBITDA from continuing operations also excludes those items which relate to net loss from discontinued operations. By excluding interest expense and preferred dividends, EBITDA measures financial performance irrespective of the Company’s capital structure or how it finances its hotel properties and operations. By excluding income taxes, the Company believes EBITDA provides a basis for measuring the financial performance of its operations excluding factors that its hotels cannot control. By excluding depreciation expense, which can vary from hotel to hotel based on historical cost and other factors unrelated to the hotels’ financial performance, EBITDA measures the financial performance of its operations without regard to their historical cost. For all of these reasons, the Company believes that EBITDA and EBITDA from continuing operations provide information that is relevant and useful in evaluating its business.

However, because EBITDA excludes depreciation, it does not measure the capital required to maintain or preserve its fixed assets. In addition, because EBITDA does not reflect interest expense and preferred

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dividends, it does not take into account the total amount of interest paid on outstanding debt and preferred dividends nor does it show trends in interest costs due to changes in borrowings or changes in interest rates. EBITDA, as defined by the Company, may not be comparable to EBITDA as reported by other companies that do not define EBITDA exactly as the Company defines the term. Because the Company uses EBITDA to evaluate its financial performance, the Company reconciles it to net loss/income (and in the case of EBITDA from continuing operations, to net loss/income from continuing operations), which is the most comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP). EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net loss/income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

High Speed Internet Access

The Company has added free wireless high speed internet access at the majority of the Jameson Inn and Signature Inn hotels, using state-of-the-art wireless network technology designed to provide broadband speed plus quick and easy access, all in a secure environment. The Company has also added computer kiosks in the lobby of almost all of its hotels. The Company is offering the service as a guest amenity, allowing all customers to connect without charge during their stay.

“High speed internet access is now essential to attract business travelers. Many hotels charge extra for this service, but we have positioned it as an important part of our overall value proposition,” said Tony Maness, the Company’s Vice President of Operations. “Guests are especially delighted with the lobby workstations, allowing them to check email and access the internet without bringing their own computer.”

Signature Refurbishment and Conversions

The Company has substantially completed the refurbishment and conversion of three Signature Inns to Jameson Inns. The Company began with the three properties in the Southeast with the closest proximity to Jameson Inns, the Signature Inn in Knoxville, Tennessee and the two in Louisville, Kentucky. “We are pleased with the results of our Jameson brand. RevPAR grew nicely in every quarter of the year. We look for this to continue in 2005. As we progress with our renovation and conversion of Signature to Jameson, we will be growing our Jameson brand and adding to its positive momentum”, said Thomas W. Kitchin.

Assets Held for Sale

The Company has decided to sell some of the Signature Inns rather than to convert them. Eight Signature Inns were listed for sale during third quarter 2004. The properties listed for sale are Inns that the Company believes will not have as high a return on the investment necessary to refurbish and convert as the other Signature Inn properties. The Company recorded an additional impairment loss of $2.3 million in the fourth quarter on four of the eight Signature Inns classified as held for sale during the year ended December 31, 2004. The Company now expects the eight assets to sell for an aggregate amount of approximately $18.0 million.

Inns

At December 31, 2004, the Company owned and operated 113 Inns, of which 90 are Jameson Inns, located predominantly in the southeastern United States and 23 are Signature Inns, located predominantly in the mid-western United States. The Company licenses the use of the Jameson Inn brand to the owners of twelve other Jameson Inns.

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The Company’s 113 owned and 12 franchised Inns are located in the following fourteen states:

	Jameson Inns		Signature Inns		Combined
State	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Percentage of Total Rooms
Georgia	31	1,598	—	—	31	1,598	19.4%
Indiana	—	—	14	1,518	14	1,518	18.5%
Alabama	18	960	—	—	18	960	11.7%
Tennessee	11	656	1	124	12	780	9.5%
N. Carolina	14	676	—	—	14	676	8.2%
S. Carolina	10	574	—	—	10	574	7.0%
Florida	6	390	—	—	6	390	4.7%
Illinois	—	—	3	371	3	371	4.5%
Mississippi	6	348	—	—	6	348	4.2%
Kentucky	1	67	2	238	3	305	3.7%
Ohio	—	—	2	250	2	250	3.1%
Louisiana	3	213	—	—	3	213	2.6%
Virginia	2	122	—	—	2	122	1.5%
Iowa	—	—	1	119	1	119	1.4%

Total	102	5,604	23	2,620	125	8,224	100.0%

Earnings Conference Call

As previously announced, the Company’s fourth quarter earnings conference call is scheduled for 11:00 am EST, March 15, 2005. A simultaneous webcast of the conference call is available by accessing the Investor Relations section of the Company’s website at www.jamesoninns.com. To listen to the call, dial 877-462-0700 (domestic) or 706-679-3971 (international) and ask for the Jameson Inns, Inc. fourth quarter earnings conference call hosted by Mr. Tom Kitchin. A replay of the conference call will be available for thirty days following the call on www.jamesoninns.com and by telephone until April 15, 2005 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and requesting conference ID 4387461.

For reservations or more information about Jameson Inns, Inc., visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the Company’s expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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Condensed Consolidated Statements of Operations

	Three Months Ended December 31,
	(Unaudited) 2004	(Unaudited) 2003
Lodging revenues	$18,725,427	$—
Lease revenues	—	8,405,605
Other income	129,728	—

Total revenues	18,855,155	8,405,605
Direct lodging expenses	10,852,649	—
Property and other taxes and insurance	1,510,827	1,626,142
Depreciation	3,149,738	3,752,279
Corporate general and administrative	2,377,910	757,173
Acquisition costs	—	880,398
Early extinguishment of mortgage notes	34,224	95,374

Total expenses	17,925,348	7,111,366

Income from operations	929,807	1,294,239
Interest expense	2,538,385	2,869,896
Loss on impairment of real estate	—	710,000
Gain on sale of property and equipment	(34,417)	—

Loss before income taxes and discontinued operations	(1,574,161)	(2,285,657)
Income tax expense	1,405,603	—

Net loss income from continuing operations	(2,979,764)	(2,285,657)
(Loss) income from discontinued operations	(605,244)	602,271
Loss on impairment of real estate	(2,253,972)	(600,000)
Gain on sale of discontinued operations	400	—
Income tax expense related to discontinued operations	1,914,632	—

Net (loss) income from discontinued operations	(4,773,448)	2,271

Net loss	(7,753,212)	(2,283,386)
Preferred stock dividends	—	1,667,190

Net loss attributable to common stockholders	$(7,753,212)	$(3,950,576)

Loss per common share-basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.05)	$(0.20)

Net loss attributable to common stockholders	$(0.14)	$(0.35)

Selected Hotel Operating Data	Three Months Ended December 31,
	2004	2003
Jameson Inns
Occupancy Rate	50.7%	50.6%
Average Daily Rate	$62.43	$58.05
RevPAR	$31.66	$29.38
Lodging revenues (000’s)	$15,062	$14,981
Room nights available	471,500	484,656
Signature Inns
Occupancy Rate	33.1%	36.1%
Average Daily Rate	$69.29	$67.34
RevPAR	$22.92	$24.31
Lodging revenues (000’s)	$3,663	$4,007
Room nights available	155,388	155,572
Combined Inns
Occupancy Rate	46.3%	47.1%
Average Daily Rate	$63.64	$59.78
RevPAR	$29.49	$28.15
Lodging revenues (000’s)	$18,725	$18,988
Room nights available	626,888	640,228

The operating data tables above show certain historical financial and other information relating to the Company’s owned Inns included in continuing operations. The Company includes in discontinued operations assets held for sale and assets sold with respect to which the Company did not enter into, or anticipate entering into, a franchise agreement. Lodging revenues in 2003 were earned by Kitchin Hospitality, the lessee of the Inns.

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Condensed Consolidated Statements of Operations

	Year Ended December 31,
	(Unaudited) 2004	2003
Lodging revenues	$82,589,556	$—
Lease revenues	—	36,530,557
Other income	475,450	—

Total revenues	83,065,006	36,530,557
Direct lodging expenses	44,551,348	—
Property and other taxes and insurance	5,412,523	5,965,792
Depreciation	13,096,668	16,292,235
Corporate general and administrative	7,458,796	2,797,676
Acquisition costs	—	1,605,000
Early extinguishment of mortgage notes	66,240	211,009

Total expenses	70,585,575	26,871,712

Income from operations	12,479,431	9,658,845
Interest expense	10,243,858	11,415,501
Lease termination	8,954,361	—
Loss on impairment of real estate	50,000	710,000
Gain on sale of property and equipment	(766,707)	(56,086)

Loss before income taxes and discontinued operations	(6,002,081)	(2,410,570)
Deferred tax benefit due to change in taxable status	(1,397,672)	—
Income tax expense	1,397,672	—

Net loss from continuing operations	(6,002,081)	(2,410,570)
(Loss) income from discontinued operations	(1,214,516)	2,141,885
Impairment loss on discontinued operations	(6,597,701)	(600,000)
Gain on sale of discontinued operations	35,038	3,411
Income tax benefit related to discontinued operations	—	—

Net (loss) income from discontinued operations	(7,777,179)	1,545,296

Net loss	(13,779,260)	(865,274)
Preferred stock dividends	4,371,706	6,668,760
Loss on redemption of preferred stock	15,954,925	—

Net loss attributable to common stockholders	$(34,105,891)	$(7,534,034)

Loss per common share-basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.19)	$(0.21)

Net loss attributable to common stockholders	$(1.06)	$(0.67)

Selected Hotel Operating Data	Year Ended December 31,
	2004	2003
Jameson Inns
Occupancy Rate	55.5%	54.5%
Average Daily Rate	$60.31	$58.35
RevPAR	$33.50	$31.77
Lodging revenues (000’s)	$65,351	$64,379
Room nights available	1,900,085	1,930,596
Signature Inns
Occupancy Rate	40.1%	42.9%
Average Daily Rate	$66.73	$65.55
RevPAR	$26.75	$28.13
Lodging revenues (000’s)	$17,239	$18,415
Room nights available	618,174	617,215
Combined Inns
Occupancy Rate	51.8%	51.7%
Average Daily Rate	$61.53	$59.80
RevPAR	$31.84	$30.89
Lodging revenues (000’s)	$82,590	$82,794
Room nights available	2,518,259	2,547,811

The operating data tables above show certain historical financial and other information relating to the Company’s owned Inns included in continuing operations. The Company includes in discontinued operations assets held for sale and assets sold with respect to which the Company did not enter into, or anticipate entering into, a franchise agreement. Lodging revenues in 2003 were earned by Kitchin Hospitality, the lessee of the Inns.